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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 31, 2000
                                                   --------------

                       FASTCOMM COMMUNICATIONS CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its chapter)


            Virginia                            000-17168                           54-1289115
------------------------------------   ---------------------------------   ------------------------------
(State or other jurisdiction                (Commission                             (IRS Employer
        of incorporation)                   File Number)                          Identification No.)


45472 Holiday Drive, Sterling, VA                                20166
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code

                        (703) 318-7750


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   OTHER EVENTS.

       On March 31, 2000, FastComm Communications Corporation, a Virginia corporation ("FastComm") completed its acquisition of substantially all of the assets of Cronus Technology, Inc. a privately held Illinois corporation that provides system interoperability solutions to the telecommunications industry ("Cronus"). The acquisition was effected pursuant to an Agreement and Plan of Reorganization executed by FastComm, Cronus, Cronus Communications, Inc. and certain principal stockholders of Cronus, dated as of March 27, 1999 (the "Acquisition Agreement").

       In the acquisition, FastComm issued 3,700,000 shares of its common stock (the "Acquisition Price") in exchange for substantially all of the assets of Cronus and the assumption of certain liabilities of Cronus, including certain secured indebtedness, management and bank debt. At Closing, indebtedness of certain former owners of Cronus, management debt and subordinated debt was retired in consideration of



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the issuance of an additional 728,063 restricted shares of FastComm stock, the payment of cash, and the issuance of warrants to purchase shares of FastComm stock.

        Under the terms of the Acquisition Agreement, a further adjustment will be made to the Acquisition Price if the closing price of FastComm's common stock on the Nasdaq Stock Market for the 15 trading day period ended March 31, 2001 (the "First Anniversary") does not equal or exceed $7.30 per share. In such event up to 1,125,000 additional shares of FastComm common stock will be issued such that the value of the Acquisition Price is as close as possible to $27 million based upon that average closing price. The foregoing collar will be null and void (a) if at any time prior to the First Anniversary of the Closing and after the shares have been registered by FastComm, FastComm's common stock share price closes at $7.30 per share or above for five consecutive trading days or (b) if the average closing price for the shares is above $7.30 per share for the fifteen days prior to the First Anniversary. In addition, the Acquisition Agreement provides for an adjustment in the Acquisition Price if the audited net worth of Cronus varies by 5% or more from the unaudited net worth of Cronus at December 31, 1999.

       The Acquisition constituted a tax-free reorganization.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

              (a)    Financial Statements of Businesses Acquired.

                            To be filed by amendment on or before May 29, 2000.

              (b)           Pro Forma Financial Information.

                            To be filed by amendment on or before May 29, 2000

              (c)           Exhibits.

                            The following exhibits are filed with this Report:

                            Exhibit No.   Description
                            -----------   -----------

                            2.1 Agreement and Plan of Reorganization by and among FastComm Communications Corporation, Cronus Technology, Inc., Cronus Communications, Inc., and certain Principal Stockholders, dated as of March 27, 2000.

                            10.1 Registration Rights Agreement made by FastComm Communications Corporation, in favor of the holders of common stock of Cronus Technology, Inc., dated as of March 31, 2000.

                            10.2 Form of Registration Rights Agreement between FastComm Communications
                                          Corporation, in favor of certain
                                          individuals and a subordinated debt
                                          holder, dated as of March 31, 2000.



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                            10.3          Form of Warrant Agreement between
                                          FastComm Communications Corporation in
                                          favor of certain individuals, dated as
                                          of March 31, 2000.

                            10.4 Investment Banking Agreement between FastComm Communications Corporation and Kaufman Bros. L.P., dated January 24, 2000.

                            10.5 Financial Advisor Agreement between FastComm Communications Corporation and Kaufman Bros. L.P., dated March 14, 2000.

                            10.6 Warrant Agreement between FastComm Communications Corporation and Kaufman Bros. L.P., dated February 1, 2000.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FASTCOMM COMMUNICATIONS CORPORATION

Date:  April 14, 2000

                                                     /s/ Mark H. Rafferty
                                         --------------------------------------
                                         Name:        Mark H. Rafferty
                                         Title:      Chief Financial Officer



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                                  EXHIBIT LIST

                            Exhibit No.   Description
                            -----------   -----------

                            2.1 Agreement and Plan of Reorganization by and among FastComm Communications Corporation, Cronus Technology, Inc., Cronus Communications, Inc., and certain Principal Stockholders, dated as of March 27, 2000.

                            10.1 Registration Rights Agreement made by FastComm Communications Corporation, in favor of the holders of common stock of Cronus Technology, Inc., dated as of March 31, 2000.

                            10.2 Form of Registration Rights Agreement between FastComm Communications
                                          Corporation, in favor of certain
                                          individuals and a subordinated debt
                                          holder, dated as of March 31, 2000.

                            10.3 Form of Warrant Agreement between FastComm Communications Corporation in favor of certain individuals, dated as of March 31, 2000.

                            10.4 Investment Banking Agreement between FastComm Communications Corporation and Kaufman Bros. L.P., dated January 24, 2000.

                            10.5 Financial Advisor Agreement between FastComm Communications Corporation and Kaufman Bros. L.P., dated March 14, 2000.

                            10.6 Warrant Agreement between FastComm Communications Corporation and Kaufman Bros. L.P., dated February 1, 2000.




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